UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016 (March 22, 2016)

WESTMOUNTAIN GOLD, INC.
(Exact name of registrant as specified in its charter)

Colorado	000- 53028	26-1315498
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

120 E Lake St. Ste. 401 Sandpoint, ID	83864-1366
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (208) 265-1717

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 22, 2016, WestMountain Gold, Inc. (the “Company”) entered into a Secured Promissory Note (the “Note”) with BOCO Investments, LLC (“BOCO”) pursuant to which the Company borrowed funds in the amount of one hundred twenty-five thousand dollars ($125,000).  The Note accrues interest at eight percent (8%) per annum and is due in full on March 22, 2017 (the “Maturity Date”).  The note also provides for an increase in the interest rate to twenty percent (20%) in the event the Company fails to pay the outstanding balance on demand following the Maturity Date.

The Note is secured by the assets of the Company pursuant to the Security Agreement entered into by the Company and BOCO dated June 27, 2013, and the Security and Inter-Creditor Agreement entered into by the Company and BOCO dated May 15, 2015 (collectively, the “Security Agreements”).  The Note also includes a ratification by the Company of the validity of certain prior obligations entered into with BOCO, many of which are also subject to the Security Agreements.

The funds borrowed under the Note were paid to Ben Porterfield to maintain rights to certain mining claims pursuant to the Amended Claims Agreement entered into by the Company and Ben Porterfield dated January 7, 2011.

As of the date of this Current Report, BOCO is, or has rights to become, the beneficial owner of approximately 61.9% of the issued and outstanding shares of the Company’s common stock.

The preceding descriptions of the Note, the Security Agreements, and the Amended Claims Agreement are incomplete and qualified in their entirety by reference to the complete text of the Note, the Security Agreements, and the Amended Claims Agreement, respectively, which, in the case of the Note, is attached as an Exhibit to this Current Report, and, in the case of the Security Agreements and the Amended Claims Agreement, were attached as Exhibits to previously filed reporting documents of the Company.

Item 2.03  Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.

Description

10.1

Secured Promissory Note dated March 22, 2016, by and between WestMountain Gold, Inc. and BOCO Investments, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMOUNTAIN GOLD, INC.

By: /s/ James W. Creamer III
Date: March 28, 2016	Name: James W. Creamer III
Title: Chief Financial Officer